UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2024

Blackbaud, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50600	11-2617163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

65 Fairchild Street, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8‐K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‐12 under the Exchange Act (17 CFR 240.14a‐120
☐	Pre‐commencement communications pursuant to Rule 14d‐2(b) under the Exchange Act (17 CFR 240.14d‐2(b))
☐	Pre‐commencement communications pursuant to Rule 13e‐4(c) under the Exchange Act (17 CFR 240.13e‐4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 Par Value	BLKB	Nasdaq Global Select Market
Preferred Stock Purchase Rights	N/A	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‐2 of the Securities Exchange Act of 1934 (§240.12b‐2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 1, 2024, the U.S. Federal Trade Commission (the “FTC”) announced its approval of a settlement with Blackbaud, Inc. (the “Company”) relating to the previously announced 2020 security incident in which a cybercriminal removed a copy of a subset of data from the Company’s self-housed environment (the “Security Incident”). When finalized, this settlement will fully resolve the previously disclosed FTC investigation relating to the Security Incident, which is further described in the FTC’s complaint and proposed order.

Under the terms of the FTC’s proposed order, the Company has agreed to certain conditions, which are reflected in their entirety in the FTC’s proposed order. As part of the FTC’s proposed order, the Company has not been fined and is not otherwise required to make any payment.

The Company has agreed to the FTC’s proposed order without admitting or denying any of the allegations in the FTC’s complaint, except as expressly stated otherwise in the FTC’s proposed order.

The foregoing description is qualified in its entirety by reference to the full text of the form of the FTC’s proposed order attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated February 2, 2024 announcing the FTC’s proposed order.
99.2	Form of FTC’s proposed order.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date	February 2, 2024	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)